Exhibit 10.3

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

SONIDA SENIOR LIVING, INC.,

SILK PARTNERS, LP,

CONVERSANT DALLAS PARKWAY (A) LP,

CONVERSANT DALLAS PARKWAY (B) LP,

CONVERSANT DALLAS PARKWAY (D) LP,

CONVERSANT DALLAS PARKWAY (F) LP,

CONVERSANT PIF AGGREGATOR A LP,

CPIF SPARTI SAF, L.P.,

AND

CPIF K CO-INVEST SPT A, L.P.

dated as of March 10, 2026

i

INDEX OF DEFINED TERMS

Affiliate	Section 7(d)
Agreement	Recitals
as-converted basis	Section 7(e)
Backstop Agreement	Recitals
Beneficial Owner	Section 7(f)
Beneficial Ownership	Section 7(f)
Beneficial Ownership Threshold Date	Section 7(g)
Beneficially Own	Section 7(g)
Board of Directors	Section 7(h)
Business Day	Section 7(i)
Bylaws	Section 7(j)
Certificate of Designations	Section 7(k)
Certificate of Incorporation	Section 7(l)
Closing	Recitals
Closing Date	Section 7(m)
Common Stock	Section 7(n)
Company	Recitals
Conversant Investment Agreement	Recitals
Conversant Investors	Recitals
Conversant Parties	Section 1(a)(i)
Conversant PIF	Recitals
Derivative Instruments	Section 7(o)
Designated Court	Section 8(g)
Designated Courts	Section 8(g)
Encumbrance	Section 7(p)
Equity Securities	Section 7(q)
Exchange Act	Section 7(r)
herein	Section 7(c)
hereof	Section 7(c)
hereunder	Section 7(c)
include	Section 6(b)

included	Section 7(b)
includes	Section 6(b)
including	Section 7(b)
Indebtedness	Section 7(s)
Information	Section 6
Investment Agreements	Recitals
Investor	Preamble
Investor A	Recitals
Investor B	Recitals
Investor Board Representative	Section 1(b)
Investor D	Recitals
Investor F	Recitals
Investor Holder	Section 5(b)
NYSE	Section 1(a)(i)
or	Section 7(a)
Original Agreement	Recitals
Original Closing	Recitals
Original Investor Rights Agreement	Recitals
Originals Conversant Investors	Recitals
Person	Section 7(t)
Preemptive Rights Issuance	Section 5(a)
Preemptive Rights Notice	Section 5(b)
Representatives	Section 6
Rights Offering	Recitals
SEC	Section 1(a)(i)
Series A Preferred Stock	Recitals
Silk Investment Agreement	Recitals
Silk Investor	Recitals
Silk Parties	Section 7(u)
Subsidiary	Section 7(v)
Transfer	Section 7(w)
without limitation	Section 7(b)

ii

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of March 10, 2026, by and among (i) Sonida Senior Living, Inc., a Delaware corporation (the “Company”), (ii) Silk Partners, LP (the “Silk Investor”), (iii) Conversant Dallas Parkway (A) LP, a Delaware limited partnership (“Investor A”), (iv) Conversant Dallas Parkway (B) LP, a Delaware limited partnership (“Investor B”), (v) Conversant Dallas Parkway (D) LP, a Delaware limited partnership (“Investor D”), (vi) Conversant Dallas Parkway (F) LP, a Delaware limited partnership (“Investor F”), (vii) Conversant PIF Aggregator A LP, a Delaware limited partnership (“Conversant PIF”), (viii) CPIF Sparti SAF, L.P., a Delaware limited partnership (“CPIF”), and (ix) CPIF K Co-Invest SPT A, L.P., a Cayman Islands exempted limited partnership (“CPIF K” and, together with Investor A, Investor B, Investor D, Investor F, Conversant PIF, and CPIF, collectively, the “Conversant Investors”), and is effective as of the Closing Date (as defined below). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 7 hereof.

WHEREAS, on October 1, 2021, the Company, Investor A and Investor B (the “Original Conversant Investors”) entered into an Amended and Restated Investment Agreement (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Original Agreement”), pursuant to which the Original Conversant Investors agreed, subject to the terms and conditions thereof, to purchase and the Company in a private placement agreed to sell, shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company and shares of Common Stock;

WHEREAS, on October 1, 2021, the Company, the Silk Investor and certain other stockholders of the Company entered into that certain Rights Offering Backstop and Participation Agreement (the “Backstop Agreement”), pursuant to which the Silk Investor agreed, subject to the terms and conditions thereof, to fully participate in, and partially backstop, the rights offering contemplated by the Original Agreement (the “Rights Offering”);

WHEREAS, in connection with the closing of the transactions contemplated by the Original Agreement (the “Original Closing”), on November 3, 2021, the Company, the Silk Investor and the Original Conversant Investors entered into an Investor Rights Agreement (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Original Investor Rights Agreement”);

WHEREAS, on November 4, 2025, (i) the Company, Conversant PIF, CPIF, Investor A and CPIF K entered into that certain Investment Agreement (the “Conversant Investment Agreement”), and (ii) the Company and the Silk Investor entered into a substantially similar Investment Agreement (the “Silk Investment Agreement” and, together with the Conversant Investment Agreement, the “Investment Agreements”), pursuant to which Conversant PIF, CPIF, Investor A, CPIF K and the Silk Investor, as applicable, agreed to purchase, and the Company agreed to sell, additional shares of Common Stock and each party to each Investment Agreement agreed to enter into this Agreement; and

WHEREAS, in connection with the closing of the transactions contemplated by the Investment Agreements (the “Closing”), the parties hereto desire to amend and restate the Original Investor Rights Agreement in accordance with Section 8(c) thereof and enter into this Agreement to govern the rights, duties and obligations of the Company, the Silk Investor and Conversant Investors as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Board Matters.

(a) Investor Board Representatives.

(i) For so long as the Conversant Investors together with their Affiliates (the “Conversant Parties”) Beneficially Own at least 20% of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A shall have the right to designate three (3) designees for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate shall include a number of nominees equal to the number of director positions to be filled); provided, that one (1) of such designees shall be required to be “independent” in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) in effect at such time, as determined by the Nominating and Governance Committee of the Board of Directors.

(ii) For so long as the Conversant Parties Beneficially Own less than 20%, but at least 15%, of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A shall have the right to designate two (2) designees for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate shall include a number of nominees equal to the number of director positions to be filled).

(iii) For so long as the Conversant Parties Beneficially Own less than 15% of the outstanding shares of Common Stock of the Company on an as-converted basis and prior to the Beneficial Ownership Threshold Date, Investor A shall have the right to designate one (1) designee for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate shall include a number of nominees equal to the number of director positions to be filled).

(iv) Prior to the Beneficial Ownership Threshold Date, the Silk Investor shall have the right to designate one (1) designee for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate shall include a number of nominees equal to the number of director positions to be filled).

(v) Following the Beneficial Ownership Threshold Date, the rights of the Conversant Investors pursuant to this Section 1(a) shall terminate and Investor A shall not have the right to designate any directors for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors pursuant to this Agreement. Following the Beneficial Ownership Threshold Date, the rights of the Silk Investors pursuant to this Section 1(a) shall terminate and the Silk Investor shall not have the right to designate any directors for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors pursuant to this Agreement.

(b) Effective as of the Closing Date, (i) the Company shall cause Michael Simanovsky, Robert Grove, Benjamin P. Harris and Shmuel S.Z. Lieberman to be elected or appointed to the Board of Directors, to the extent not already on the Board of Directors; (ii) Investor A shall cause Elliott R. Zibel and David W. Johnson to resign from the Board of Directors (and all committees thereof); and (iii) Silk shall cause Noah R. Beren to resign from the Board of Directors (and all committees thereof). Commencing as of the Closing Date, Michael Simanovsky and Benjamin P. Harris shall be members of Class I on the Board of Directors, Shmuel S.Z. Lieberman shall be a member of Class II on the Board of Directors and Robert Grove shall be a member of Class III on the Board of Directors. For so long a party has the right to designate a designee for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors pursuant to Section 1(a) (each, an “Investor Board Representative”), the Company shall cause each Investor Board Representative to be elected or appointed to the Board of Directors (including, to the extent necessary, by expanding the size of the Board of Directors and appointing a number of Investor Board Representatives to the Board of Directors sufficient to maintain the number of Investor Board Representatives set forth in Section 1(a) on the Board of Directors (and, to the extent necessary, calling a special meeting of the Company’s shareholders for the purpose of amending the Company’s Certificate of Incorporation to allow such expansion)), in each case, subject to satisfaction of all applicable requirements under applicable law, the NYSE rules and the Bylaws and Certificate of Incorporation. For so long as the Conversant Parties Beneficially Own at least 5% of the outstanding shares of Common Stock on an as-converted basis, Investor A shall be entitled to designate the chairperson of the Board of Directors, who effective as of the Closing Date shall be Michael Simanovsky.

(c) The Company’s obligations to have any Investor Board Representative designated pursuant to Section 1(a) nominated for election or appointed to the Board of Directors will be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company under applicable law, the Bylaws and Certificate of Incorporation and, for all such appointments or elections after the election or appointment of the initial Investor Board Representatives, to the reasonable approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the Nominating and Governance Committee of the Board of Directors. Investor A shall be entitled, for so long as the Conversant Parties Beneficially Own at least 10% of the outstanding shares of Common Stock on an as-converted basis, to designate one (1) independent member of the Nominating and Governance Committee of the Board of Directors in accordance with the applicable rules and regulations of the SEC and the NYSE in effect at such time. If the Nominating and Governance Committee of the Board does so not approve a designee, Investor A or the Silk Investor (as applicable that made such designation) will have the exclusive right to designate a replacement who shall be treated for all purposes as such person’s designee hereunder, subject to the approval process described in this Section 1(c). The Company shall require that all directors comply in all respects with applicable law (including with respect to confidentiality) and the Company’s corporate governance guidelines, code of business conduct and ethics and confidentiality and trading policies and guidelines in effect from time to time.

(d) So long as Investor A or the Silk Investor has the right to designate an Investor Board Representative to the Board of Directors, members of the Board of Directors other than the Investor Board Representative(s) shall have the exclusive right to designate persons on behalf of the Board of Directors for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s).

(e) Subject to this Section 1, so long as Investor A has the right to designate an Investor Board Representative for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors, the Company shall not, without the prior written approval of Investor A, (i) increase the size of the Board of Directors in excess of nine (9) members or (ii) decrease the size of the Board of Directors if such decrease would require the resignation of an Investor Board Representative nominated by Investor A from the Board of Directors.

(f) The Company will reimburse the Investor Board Representatives for their respective reasonable and documented out-of-pocket expenses incurred in connection with travel to or from and attendance at each meeting of the Board of Directors. Each Investor Board Representative shall be entitled to receive the same director compensation as each other non-executive director of the Board of Directors. Each of Investor A and the Silk Investor agree, upon the Company’s request, to timely provide the Company with accurate and complete information relating to each Investor Board Representative nominated by such party as may be required to be disclosed by the Company under the Exchange Act and the rules and regulations promulgated thereunder.

(g) Notwithstanding any rights to be granted with respect to the Investor Board Representatives hereunder, the Board of Directors may exclude any Investor Board Representative from access to any Board of Directors or committee materials or information or meeting or portion thereof or written consent if the Board of Directors determines, in good faith, including such Investor Board Representative in discussions relating to such determination (but not requiring the affirmative vote of such Investor Board Representative), that such access would reasonably be expected to result in a conflict of interest with the Company; provided, that such exclusion shall be limited to the portion of the Board of Directors or committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board of Directors or committee material and/or meeting that does not involve or pertain to such exclusion and provided further that such Investor Board Representatives shall not be included in discussions relating to such determination if the Board of Directors is advised by legal counsel that such inclusion would not be appropriate or advisable.

(h) Subject to Section 1(c), for so long as Investor A or the Silk Investor has the right to designate an Investor Board Representative for inclusion in the Company’s slate of individuals nominated for election, the Company and the Nominating and Governance Committee of the Board of Directors shall take such action as is required under applicable law, the rules and regulations in effect at such time of the NYSE or such other market on which the Common Stock is then listed or quoted or under the Bylaws or Certificate of Incorporation to include on the Board of Directors or in the slate of nominees recommended by the Board of Directors such person nominated pursuant to Section 1. The Company shall use its reasonable best efforts to have the Investor Board Representatives elected as directors of the Company and the Company shall solicit proxies for such persons to the same extent as it does for any of its other nominees to the Board of Directors.

(i) For so long as Investor A or the Silk Investor has the right to designate an Investor Board Representative, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of an Investor Board Representative, Investor A or the Silk Investor (as applicable) may designate another individual to be elected to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(j) So long as Investor A or the Silk Investor has the right to designate an Investor Board Representative for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors, any transaction, agreement, contract or other arrangement (including without limitation, with respect to Investor A, any mandatory conversion pursuant to Section 7 of the Certificate of Designations and any optional redemption of the Series A Preferred Stock pursuant to the Certificate of Designations) by and among the Company or any of its Subsidiaries, on the one hand, and any the Conversant Investors or the Silk Investor or their respective Affiliates, on the other hand, shall solely require the approval of a majority of the independent and disinterested directors (which, for the avoidance of doubt, in the case of Investor A may include any Investor Board Representative designated by the Silk Investor and in the case of the Silk Investor may include any Investor Board Representatives designated by Investor A). Investor A and the Silk Investor shall notify and fully inform the full Board of Directors of any actual or potential conflict of interest that arises due to any such proposed transaction, agreement, contract or other arrangement with such party or its Affiliates.

(k) In the event that Investor A or the Silk Investor ceases to have the right to designate a director pursuant to Section 1(a) (or the number of directors which Investor A has the right to designate is reduced in accordance with the terms of Section 1(a)), any applicable Investor Board Representative will not be required to resign (and Investor A or the Silk Investor (as applicable) will not be required to cause them to resign), and such Investor Board Representative shall continue to serve until the next regularly scheduled annual stockholders meeting at which directors are to be elected, and the related rights, including pursuant to Section 1(d), shall continue to apply until such time. All obligations of the Company pursuant to this Section 1 relating to any such Investor Board Representative shall not apply to such election or at any time thereafter.

2. No Transfer Restrictions. As of the date hereof, none of the Equity Securities issued by the Company and held by Investors are subject to any restrictions on transfer pursuant to an agreement with the Company.

3. Standstill

(a) For a period of eighteen (18) months from the date of this Agreement, each Conversant Investor and the Silk Investor shall not, and shall cause its Affiliates not to, directly or indirectly:

(i) effect or seek, offer or propose to effect, or announce any intention to effect or cause or participate in (A) any shareholder proposal to be considered by the stockholders of the Company or take any action to nominate any person for membership on the Board of Directors (other than an Investor Board Representative), or take any action to remove any director (other than an Investor Board Representative) from the Board of Directors of the Company or to change the composition of the Board of Directors of the Company or (B) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any Person with respect to the voting of, shares of Common Stock, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Common Stock; provided, that the foregoing shall not restrict such Conversant Investor’s or Silk Investor’s right to vote its Common Stock in its sole discretion or any Investor Board Representative from acting in such Investor Board Representative’s capacity as a member of the Board of Directors (or any committee thereof); or

(ii) initiate or propose a call for any special meeting of the Company’s shareholders.

4. Consent Rights . So long as the Conversant Parties Beneficially Own at least 15% of the outstanding shares of Common Stock on an as-converted basis, the Company shall not, without the prior approval or written consent of Investor A (such approval or consent not to be unreasonably withheld, conditioned or delayed):

(a) materially change the principal business of the Company, enter into new lines of business or exit the Company’s current line of business;

(b) enter into an agreement with respect to, or consummate, any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or Person involving the payment, contribution or assignment by or to the Company or its subsidiaries of money or assets in an amount exceeding $10,000,000;

(c) with respect to the Company only, issue Equity Securities of the Company that, assuming full conversion or exercise of convertible and exercisable securities, would represent in the aggregate either (i) a value equal to or greater than 20% of the Company’s outstanding shares of Common Stock on an as-converted basis as of the date of the Original Investor Rights Agreement or (ii) a number of shares of Common Stock equal to or greater than 20% of the number of shares of Common Stock outstanding on an as-converted basis as of the date of the Original Investor Rights Agreement;

(d) sell or otherwise Transfer Equity Securities of any Subsidiary of the Company to a Person other than the Company or a wholly owned Subsidiary of the Company and with respect to any Subsidiary of the Company, issue or sell any Equity Securities of such Subsidiary to a Person other than the Company or a wholly owned Subsidiary of the Company;

(e) enter into an agreement with respect to (or otherwise consummate) a Change of Control (as defined in the Certificate of Designations);

(f) consummate any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or file a petition under bankruptcy or insolvency law;

(g) purchase or redeem or make any distribution or declare any dividend on Equity Securities of the Company or any of its Subsidiaries ranking junior to the Series A Preferred Stock other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock or in which the Series A Preferred Stock participates pursuant to the Certificate of Designations, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases or redemptions if at such time any accrued dividends on the Series A Preferred Stock have been paid in full in cash;

(h) other than refinancings of existing Indebtedness on substantially the same commercial terms, for any given calendar year, incur Indebtedness such that the aggregate amount of Indebtedness of the Company and its Subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of Indebtedness of the Company and its Subsidiaries in the prior year as of December 31; and

(i) with respect to the Company only, authorize, create, classify, reclassify or issue any Parity Stock (as defined in the Certificate of Designations), any additional shares of Series A Preferred Stock (other than as contemplated by the Original Investment Agreement) or Senior Stock (as defined in the Certificate of Designations).

5. Preemptive Rights.

(a) So long as the Conversant Parties Beneficially Own at least 14.9% of the outstanding shares of Common Stock on an as-converted basis, each Conversant Investor will have the preemptive rights set forth in this Section 5 with respect to any issuance of any Equity Securities that are issued after the date hereof (any such issuance, other than those described in clauses (i) through (vi) below, a “Preemptive Rights Issuance”), except for (i) issuances of any shares of Common Stock or options or rights to purchase such shares or other form of equity-based or equity-related awards (including restricted stock units) to employees (or prospective employees who have accepted an offer of employment), directors or consultants, or pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its

Subsidiaries or of any employee agreements or arrangements or programs in effect as of the Closing Date, or thereafter adopted by the Board of Directors, (ii) issuances of securities pursuant to any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company, whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction, which transaction has been approved by the Board of Directors and, to the extent then applicable, approved by Investor A in accordance with Section 4, (iii) issuances of shares of Common Stock upon conversion or exercise of any preferred stock, option or Derivative Instrument, in each case, outstanding as of the Closing Date or if issued after the Closing Date, were either exempt from Investor A’s rights under this Section 5(a) or were offered to the Conversant Investors in accordance with this Section 5, (iv) by reason of a dividend, stock split or other distribution of Common Stock, (v) issuances of any shares of Series A Preferred Stock pursuant to the terms of the Original Agreement (including issuances of Common Stock upon conversation of such shares of Series A Preferred Stock in accordance with the Certificate of Designations), or (vi) issuances of any Equity Securities with respect to which Investor A waives in writing the rights of all of the Conversant Investors pursuant to this Section 5.

(b) If the Company at any time, or from time to time, effects a Preemptive Rights Issuance, the Company shall give prompt written notice to the Conversant Investors and each of their Affiliates party to this Agreement that holds any Equity Securities of the Company (each, an “Investor Holder”) (but in no event later than ten (10) days prior to such issuance), which notice shall set forth the number and type of the securities to be issued, the issuance date, the offerees or transferees, the price per security, and all of the other terms and conditions of such issuance, which shall be deemed updated by delivery of the final documentation for such issuance to the Conversant Investors. Each Investor Holder may, by written notice to the Company (a “Preemptive Rights Notice”) delivered no later than ten (10) days after receipt of the Preemptive Rights Notice, elect to purchase a number of securities specified in such Preemptive Rights Notice (which number may be any number up to but not exceeding the number of securities which, if divided by the sum of (i) such number of securities plus (ii) the number of securities issued in such Preemptive Rights Issuance, would represent a percentage that is equal to (A) the aggregate number of shares of Common Stock (on an as-converted basis if applicable) that such Investor Holder owns immediately prior to such Preemptive Rights Issuance, divided by (B) the total number of shares of Common Stock then outstanding on an as-converted basis), on the same terms and conditions as such Preemptive Rights Issuance (it being understood and agreed that the price per security that the Investor Holders shall pay shall be the same as the price per security set forth in the Preemptive Rights Notice); provided, that any Investor Holder shall not be entitled to acquire any such shares of Common Stock to the extent the issuance of such Common Stock to such Investor Holder would require approval of the stockholders of the Company pursuant to the rules and listing standards of NYSE, in which case the Company may consummate the proposed issuance prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 5(d)). If an Investor Holder exercises its preemptive rights hereunder with respect to such Preemptive Rights Issuance, the Company shall (or shall cause such Subsidiary to) issue to such Investor Holder (or its designated Affiliate(s)) the number of securities specified in such Preemptive Rights Notice promptly thereafter (and provided that, if such Investor Holder shall have so notified the Company at least three Business Days prior to the issuance date set forth in the Company’s notice, at such Investor Holder’s election such purchase and sale shall occur on the same date as, or substantially concurrently with, the Preemptive Rights Issuance).

(c) The election by any Investor Holder not to exercise its preemptive rights hereunder in any one instance shall not affect its right as to any future Preemptive Rights Issuances.

(d) Notwithstanding anything to the contrary in this Agreement, in the event that any Investor Holder exercises its preemptive rights pursuant to this Section 5 and the purchase or issuance of such securities would require the Company to obtain approval of its stockholders pursuant to the listing rules of the NYSE or such national securities exchange that the Common Stock is listed upon, if any, the Company and the Investor Holder will use their respective commercially reasonable efforts to negotiate in good faith the terms of any such transaction, including without limitation the terms of any securities of the Company issued pursuant to such transaction to the Investor Holder, such that the issuance to the Investor Holder would not require such stockholder approval while providing the Investor Holder and/or its Affiliates with substantially similar benefits and rights of such securities issued in the Preemptive Rights Issuance.

6. Confidentiality. Each Conversant Investor and the Silk Investor will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any reasonably necessary regulatory approval, examination or inspection or unless disclosure is requested or required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure to the extent legally permitted), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished to such party by or on behalf of the Company or its representatives (except to the extent that such information (a) was previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party in relation to such information, (b) becomes available to the public through no violation of this Section 6 by such party, (c) is later lawfully acquired from other sources by the party to which it was furnished, or (d) is independently developed without use of or reference to the Information), and neither party hereto shall release or disclose such Information to any other Person, except its directors, officers, employees, members, auditors, attorneys, financial advisors, financing sources and other consultants and advisors (“Representatives”) (it being understood that each Conversant Investor and the Silk Investor will be responsible for any breach of the terms of this Section 6 by any of its Representatives). Nothing herein shall prevent any Conversant Investor, the Silk Investor or any of their respective Affiliates which is a private equity or other investment fund from making customary disclosures to its current, future or potential investors, in each case so long as the recipient of such information is subject to a written confidentiality agreement, policy or obligation. Each Conversant Investor and the Silk Investor confirms that it is aware and that its Representatives have been advised that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities.

7. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive.

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation.”

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

(d) “Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; provided, however, that for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of any of the Conversant Parties or the Silk Parties. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

(e) “as-converted basis” means, with respect to the Company’s outstanding Common Stock, on a basis in which all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and conversion, exchange or exercise of any other security convertible into or exchangeable or exercisable for Common Stock, whether or not the Series A Preferred Stock or other convertible, exchangeable or exercisable security is then convertible, exchangeable or exercisable by the holder, are assumed to be then outstanding.

(f) “Beneficial Owner,” “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(g) “Beneficial Ownership Threshold Date” means (i) on or prior to the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Parties or the Silk Parties, as applicable, Beneficially Own less than the lesser of (A) 4% of the outstanding shares of Common Stock of the Company on an as-converted basis or (B) 3,073,565 shares of Common Stock (proportionately adjusted for any subdivision or combination of Common Stock by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise occurring after the Closing Date) and (ii) following the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Parties or the Silk Parties, as applicable, Beneficially Own less than 5% of the outstanding shares of Common Stock of the Company on an as-converted basis.

(h) “Board of Directors” mean the Board of Directors of the Company.

(i) “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to remain closed (other than Lincoln’s Birthday or Election Day, which shall be considered Business Days).

(j) “Bylaws” mean the Second Amended and Restated Bylaws of the Company, as modified by that certain First Amendment, effective as of November 15, 2021, and by that certain Second Amendment, effective as of March 26, 2024, and as may be further amended from time to time.

(k) “Certificate of Designations” means the Certificate of Designation, Preferences and Rights, filed with the Secretary of State of the State of Delaware with respect to the Series A Preferred Stock on November 3, 2021, as may be amended from time to time in accordance with applicable law, this Agreement and the terms thereof.

(l) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as modified by the Certificate of Amendment dated August 27, 1999, the Certificate of Amendment dated December 11, 2020, the Certificate of Amendment dated November 3, 2021, the Certificate of Amendment dated November 9, 2021, the Certificate of Amendment dated June 15, 2023 and the Certificate of Amendment dated March 21, 2024, and as may be further amended from time to time in accordance with applicable law, the Certificate of Designations and this Agreement.

(m) “Closing Date” means March 11, 2026.

(n) “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(o) “Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such derivative security conveys any voting rights in any Equity Security, (ii) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (iii) other transactions that hedge the value of such derivative security.

(p) “Encumbrance” means any mortgage, commitment, transfer restriction, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, executorial attachment, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

(q) “Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of a corporation, and securities convertible into or exchangeable for any equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(s) “Indebtedness” means, with respect to any Person, without duplication (i) any indebtedness of such Person for borrowed money; (ii) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument; (iii) all obligations of such Person under any financing leases; (iv) all liabilities secured by any Encumbrance on any real property owned by such Person even though such Person has not assumed or otherwise become personally liable for the payment thereof; (v) any obligation under any factoring, securitization or other similar facility or arrangement; (vi) any reimbursement obligation with respect to drawn letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities; (vii) any obligation issued or assumed as the deferred purchase price of property; (viii) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations; and (ix) all guaranties of such Person in respect of Indebtedness of others.

(t) “Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(u) “Silk Parties” means the Silk Investor together with its Affiliates.

(v) “Subsidiary” means, with respect to any Person, another Person of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

(w) “Transfer” means (i) any direct or indirect sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), of any Equity Security or (ii) to enter into any Derivative Instrument, swap or any other contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Equity Security, whether any such Derivative Instrument, swap, contract, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, no Transfer of any direct or indirect membership, partnership or other equity interest in a Conversant Investor or any of its Affiliates shall be deemed to be a Transfer of all or any portion of any Equity Securities of the Company held by such Person; provided, in each case, after such Transfer of any direct or indirect membership, partnership or other equity interest in such Conversant Investor or any of its Affiliates, such Conversant Investor or Affiliate shall remain an Affiliate of Conversant Capital LLC.

8. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally or electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

Attention: Tabitha Bailey

Email: tabitha.bailey@sonidaliving.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

787 Seventh Avenue

New York, New York 10019

Attention:   Beth E. Berg

  Michael P. Heinz

Email:bberg@sidley.com

  mheinz@sidley.com

if to Investors, to:

c/o Conversant Capital LLC

25 Deforest Avenue

Summit, New Jersey 07901

Attention:  Paul Dumaine

   Robert Grove

Email: pdumaine@conversantcap.com

rgrove@conversantcap.com

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention:  John M. Bibona

Email:john.bibona@friedfrank.com

if to the Silk Investor, to:

Silk Partners, LP

810 Seventh Avenue, 28th Floor

New York, New York 10019

Attention: Shmuel Lieberman

Email: slieberman@gfinv.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Joseph Shenker

Email: shenkerj@sullcrom.com

(b) Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof. This Agreement shall be automatically effective as of the Closing, without further action by any party hereto. If the Conversant Investors Investment Agreement is terminated for any reason, then this Agreement shall be void and of no force and effect.

(c) Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d) Assignment. This Agreement shall benefit and bind the respective transferees, successors and permitted assigns of the parties. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of Investor A (not to be unreasonably withheld, conditioned or delayed). Any purported assignment or other Transfer without such consent shall be void and unenforceable. The Conversant Investors, together, may assign all, but not less than all, of their rights, benefits and obligations hereunder in connection with a Transfer of a majority of the aggregate of the Series A Preferred Stock (or any shares of Common Stock issued upon conversion thereof) and Common Stock owned as of the Original Closing upon written notice to the Company. Upon any Transfer by the Conversant Investors of all of their rights, benefits and obligations hereunder, any reference to “Investor A” or “Conversant Investor,” as applicable (including as used in this Section 8(d)), shall refer to such transferee and the Conversant Investors shall cease to have any rights under this Agreement. Notwithstanding anything else to the contrary in this Agreement, with written notice to the Company, the Conversant Investors may at any time assign the rights of Investor A pursuant to Section 1 and Section 4 to any other Conversant Investor and upon any such assignment, any reference to “Investor A” shall refer to such other Conversant Investor.

(e) Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Notwithstanding anything to the contrary in this Agreement, to the extent that the NYSE or any other national securities exchange on which the Company’s securities are listed, requests the modification of any provision of Section 1(a) or Section 1(c) to allow the Company to comply with rules of or listing standards for the NYSE or any other national securities exchange on which the Company’s securities are listed, the parties hereto will cooperate in good faith to modify such provision to the extent necessary to comply with such rule or listing standard.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Applicable Law; Consent to Jurisdiction. This Agreement and any disputes arising out of or relating to this Agreement and the transactions contemplated hereby (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law principles of the State of Delaware or otherwise that would result in the application of any laws other than the laws of the State of Delaware. The parties hereby (a) irrevocably and unconditionally consent to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States located in the State of Delaware or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof (the foregoing courts, collectively, the “Designated Courts” and each a “Designated Court”), for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and (b) agree not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such Designated Court or that any such action, suit or proceeding which is brought in any such Designated Court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such Designated Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8 shall be deemed effective service of process on such party.

(h) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 8(h).

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Title:	Chief Executive Officer & President

[Signature Page to A&R Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONVERSANT DALLAS PARKWAY (A) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CONVERSANT DALLAS PARKWAY (B) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CONVERSANT DALLAS PARKWAY (D) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

[Signature Page to A&R Investor Rights Agreement]

CONVERSANT DALLAS PARKWAY (F) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CONVERSANT PIF AGGREGATOR A LP

By:	Conversant Private GP LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CPIF SPARTI SAF, L.P.

By:	Conversant Private GP LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CPIF K CO-INVEST SPT A, L.P.

By:	Conversant Private GP LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

[Signature Page to A&R Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SILK PARTNERS, LP

By:	/s/ Seymour Pluchenik
Name:	Seymour Pluchenik
Title:	Managing Member

[Signature Page to A&R Investor Rights Agreement]